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                                                                    EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Nos. 33-91026, 333-03603, 333-16553, 333-40493, 333-60797, 333-19009,
333-28919, 333-38181, 333-40497 and 333-48403) of Quintiles Transnational Corp.
of our report dated January 29, 1999, with respect to the financial statements of ENVOY Corporation included in this Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about February 16, 1999.



                                   /s/  Ernst & Young LLP


Nashville, Tennessee
February 16, 1999